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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to the Registration Statement of Duke Capital Corporation on Form S-3 of our report dated January 18, 2001, appearing in the Annual Report on Form 10-K of Duke Capital Corporation for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


  /s/ DELOITTE & TOUCHE LLP
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    DELOITTE & TOUCHE LLP



Charlotte, North Carolina
May 3, 2001